Exhibit 10.28.1
Third Point Reinsurance Ltd.
Schedule of Signatories to the Director and Officer Indemnification Agreement

John R. Berger
J. Robert Bredahl
Nicholas Campbell
Christopher S. Coleman
Christopher L. Collins
Steve Elliot Fass
Rafe de la Gueronniere
Manoj K. Gupta
Mary R. Hennessy
Daniel V. Malloy
Tonya L. Marshall
Neil McConachie
Jonathan Norton
Mark Parkin
William L. Spiegel
Joshua L. Targoff
Anthony Urban
Thomas Wafer
Gary D. Walters